Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholder

NB Capital Acquisition Corp.:

We consent to the use of our report dated September 28, 2015, except as to Note 8, which is as of November 4, 2015 included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Dallas, Texas

November 4, 2015